EXHIBIT 23(ii)

                          INDEPENDENT AUDITORS' CONSENT

Consent of Independent Auditors

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated March 19, 2003, relating to the financial statements of Segmentz, Inc., which appear in such Registration Statement . We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ Pender Newkirk & Company

Certified Public Accounts

Tampa, FL

February 17, 2004